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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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FTD, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTD, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

October 7, 2002

Dear Fellow Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of FTD, Inc. to be held on Tuesday, November 12, 2002 at 10:00 a.m., local time, at our corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

        The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. We will be pleased to address questions that you might wish to raise at the meeting.

        You are encouraged to attend in person. If that is not possible, please sign, date and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

Sincerely,

Robert L. Norton Chairman, President and Chief Executive Officer

FTD, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

Notice of Annual Meeting of Stockholders
To Be Held on November 12, 2002

To the Stockholders of FTD, Inc.:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders of FTD, Inc. will be held on Tuesday, November 12, 2002 at 10:00 a.m, local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the following purposes:

    1.
    To elect two directors to Class I with a term expiring in 2003, two directors to Class II with a term expiring in 2004 and two directors to Class III with a term expiring in 2005; and

    2.
    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        Only stockholders of record at the close of business on September 24, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

By Order of the Board of Directors,

Jon R. Burney Secretary

Downers Grove, Illinois
October 7, 2002

FTD, Inc.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 12, 2002

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of FTD, Inc., a Delaware corporation (the "Company" or "FTD"), from the holders of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), in connection with the Annual Meeting of Stockholders for the fiscal year ended June 30, 2002 (the "Annual Meeting" or the "Meeting") and any postponement or adjournment thereof. The notice of the Annual Meeting and this proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 are first being mailed to stockholders on or about October 7, 2002 for the purposes set forth in the notice of the Annual Meeting. The Company's Annual Report on Form 10-K contains the information required by Rule 14a-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

GENERAL

        Only holders of record of shares of Class A Common Stock at the close of business on September 24, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. At the close of business on the Record Date, there were 14,729,302 shares of Class A Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon at the Annual Meeting.

        The holders of a majority of the shares of Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

        Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of the Company's transfer agent, who will determine whether or not a quorum is present. Votes may be cast for or against a matter or as abstentions. Because abstentions will be counted for purposes of determining the shares present or represented at the Annual Meeting and entitled to vote, abstentions will have the same effect as a vote against the proposal to which such abstention applies, except as discussed below. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the election of directors. Broker/dealers may not vote such shares on various other matters, which typically include transactions related to mergers, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers that have not been voted on certain matters as described above in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on that matter and, assuming presence of a quorum, will not affect whether any proposal is approved at the Annual Meeting.

        The director nominees receiving the highest vote totals of the Class A Common Stock will be elected as directors of the Company to serve until either the Annual Meeting of Stockholders following the fiscal years ending June 30, 2003 (the "2003 Annual Meeting"), June 30, 2004 (the "2004 Annual Meeting") or June 30, 2005 (the "2005 Annual Meeting") or until their successors are duly elected and qualified, as described under "Proposal 1 - Election of Directors." Accordingly, assuming that a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

        If the accompanying proxy card is properly signed and returned to the Company and the proxy granted thereby is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election as director of each of the nominees proposed by the Board of Directors of the Company (the "Board" or "Board of Directors"). Because the Company did not receive notice of any matter intended to be raised by a stockholder at the Annual Meeting by September 13, 2002 (the deadline determined under the advance notice provision of the Company's Amended and Restated By-laws (the "By-laws")), the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed, dated and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Annual Meeting and requests to vote in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

        The Company is making this solicitation and will bear the cost of soliciting proxies in the enclosed form. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Class A Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors presently consists of six directors. The By-laws divide the Board of Directors into three classes, designated as Class I, Class II and Class III. Each class is to be as nearly equal in size as is practicable. The two directors nominated to comprise Class I have a term of office that expires at the 2003 Annual Meeting. The two directors nominated to Class II will continue to serve until the 2004 Annual Meeting. The two directors nominated to Class III will continue to serve until the 2005 Annual Meeting.

        All nominees for election to the Board of Directors currently are directors of the Company. All nominees for election to the Board of Directors to Class I will be elected for a term of one year and are to serve until their terms expire at the 2003 Annual Meeting or until their successors are duly elected and qualified. The following two individuals are the nominees to be elected to the Board of Directors to serve in Class I: Habib Y. Gorgi and Stephen G. Pagliuca. All nominees for election to the Board of Directors to Class II will be elected for a term of two years and are to serve until their terms expire at the 2004 Annual Meeting or until their successors are duly elected and qualified. The following two individuals are the nominees to be elected to the Board of Directors to serve in Class II: Christopher J.D. Ainsley and Stephen G. Kasnet. All nominees for election to the Board of Directors to Class III will be elected for a term of three years and are to serve until their terms expire at the 2005 Annual Meeting or until their successors are duly elected and qualified. The following two individuals are the nominees to be elected to the Board of Directors to serve in Class III: Robert L. Norton and Richard C. Perry.

        Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of each of these nominees. Under Delaware law and the By-laws, assuming that a quorum is present, the six nominees who receive the most votes at the meeting will be elected as directors.

Nominees for Election as Director

        The name, age and current principal position(s) and office(s), if any, with the Company of each nominee for election as director is as follows:

Name	Age	Current Principal Position(s) and Office(s) with the Company
Robert L. Norton	55	Chairman of the Board, President and Chief Executive Officer
Christopher J.D. Ainsley	44	Director
Habib Y. Gorgi	45	Director
Stephen G. Kasnet	57	Director
Stephen G. Pagliuca	47	Director
Richard C. Perry	47	Director

Nominees for Election to Class I - Directors whose Terms Expire in 2003:

        Habib Y. Gorgi.    Mr. Gorgi has served as director of the Company since January 1997. Mr. Gorgi also serves as a director of Florists' Transworld Delivery, Inc. ("FTDI"), a wholly-owned subsidiary of the Company. Mr. Gorgi has been a Managing Director of Nautic Partners, LLC (formerly known as Navis Partners, LLC) ("Nautic Partners") since its inception in June 2000. Nautic Partners is a private equity firm with an investment focus in business and healthcare services, manufacturing, media and telecommunications. Prior to founding Nautic Partners, Mr. Gorgi was President of Fleet Equity Partners, the predecessor to Nautic Partners, for more than five years. Mr. Gorgi is also a director of several privately-held companies. Mr. Gorgi received an A.B. from Brown University in 1978 and an M.B.A. from Columbia University in 1983.

        Stephen G. Pagliuca.    Mr. Pagliuca has served as a director of the Company since January 2000. Mr. Pagliuca also serves as a director of FTDI. Mr. Pagliuca has been a Managing Director of Bain Capital Partners, LLC, a private equity firm, since 1989. Mr. Pagliuca is also a director of Gartner Group, Dynamic Details, Datek Online Holdings and Island Holding Company. He is also active in several charitable organizations, as a director of The Massachusetts Society for Prevention of Cruelty to Children and Co-Chairperson of the Inner-City Scholarship Fund. Mr. Pagliuca received a B.A. from Duke University in 1977 and an M.B.A. from Harvard Business School in 1982.

Nominees for Election to Class II - Directors whose Terms Expire in 2004:

        Christopher J.D. Ainsley    Mr. Ainsley has served as a director of the Company since August 2002. Mr. Ainsley has been the President and Chief Executive Officer of Wolters Kluwer International Health & Science ("Wolters Kluwer"), a multinational information services company, since September 2001. He previously served as Vice President of Business Development for Wolters Kluwer during 2001. Prior to 2001, Mr. Ainsley was the President and Chief Executive Officer of Croner CCH Group, a subsidiary of Wolters Kluwer that provides legal materials to professionals in Europe, and held key executive positions with CCH Incorporated ("CCH"), Wolters Kluwer's largest professional publishing and software company. Mr. Ainsley's background also includes various executive positions in international publishing and strategic planning at CCH, and experience in business process re-engineering as an engagement manager with Booz Allen & Hamilton. Mr. Ainsley received an M.A. from Oxford University in 1979 and an M.B.A. from Harvard Business School in 1985.

        Stephen G. Kasnet.    Mr. Kasnet has served as a director of the Company since August 2002. Mr. Kasnet has been the President and Chief Executive Officer of Harbor Global Company, Ltd.

since June 2000 and the President of PREA, LLC since 1996. Since June 2000, Mr. Kasnet has served as President and Chief Executive Officer of Calypso Management LLC. From 1998 to 2000, he was Executive Vice President of The Pioneer Group, Inc., a financial services company ("Pioneer Group"), and the President of Pioneer Global Investments, a division of Pioneer Group. From 1995 to 1998, Mr. Kasnet was a Vice President of Pioneer Group. From 1998 to May 2002, Mr. Kasnet served as a director of Forest-Starma, a subsidiary of the Pioneer Group. Mr. Kasnet currently serves as a director of PIOGLOBAL Asset Management (formerly, Pioneer First Management Company), PIOGLOBAL Investment Fund, PIOGlobal Corporation and Pioglobal First Russia, Inc. He is also President of Pioglobal Omega, LLC, PIOGlobal Corporation and Pioglobal First Russia, Inc. In addition, Mr. Kasnet has been a director of Rubicon Limited since 2001 and currently serves as Chairman of the board of directors of Warren Bancorp and Warren Five Cents Savings Bank. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966.

Nominees for Election to Class III - Directors whose Terms Expire in 2005:

        Robert L. Norton.    Mr. Norton is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Norton has served as Chairman of the Board of the Company since June 2000, as Chief Executive Officer since October 2000 and as President and a director of the Company since January 1999. Mr. Norton joined FTDI in October 1996 as General Manager, became President, Chief Executive Officer and a director in January 1997 and was elected Chairman of the Board of FTDI in June 2000. He has also served as a director of FTD.COM INC. ("FTD.COM") since July 2001. From March 1993 until May 1996, Mr. Norton was Vice Chairman and Chief Financial Officer of JoAnn Stores, Inc., a retail chain of fabric and craft stores. Mr. Norton received a B.S. from Cleveland State University in 1973.

        In February 2000, Mr. Norton consented to the entry of a U.S. Securities and Exchange Commission (the "SEC") administrative cease and desist order resolving certain allegations involving the financial statements of his previous employer, JoAnn Stores. Mr. Norton, without admitting or denying the allegations, consented to the entry of an order finding that he violated or caused violations of certain federal securities laws by signing and approving JoAnn Stores' Annual Report on Form 10-K for the fiscal year ended February 1, 1992, Form S-3 Registration Statement relating to a March 1992 public debt offering and Forms 10-Q for the first three quarters of fiscal year 1993.

        Richard C. Perry.    Mr. Perry has served as a director of the Company and FTDI since December 1994. Mr. Perry has also served as the Chairman of the Board of Directors of FTD.COM since May 1999. Mr. Perry is the President and Managing Member of Perry Capital LLC, founded in 1998, and the President of Perry Corp., both of which are private money management firms. Mr. Perry founded Perry Corp. in 1988. Mr. Perry is also a director of AT Plastics Inc., Endurance Specialty Insurance Ltd. and Radio & Records, Inc., and a trustee of the Allen Stevenson School and the National Advisory Board of Facing History and Ourselves. Mr. Perry received a B.S. from the Wharton School of the University of Pennsylvania in 1977 and an M.B.A. from New York University's Stern School of Business in 1980. Mr. Perry has also served as an Adjunct Associate Professor at New York University's Stern School of Business.

        The Board of Directors recommends that the stockholders vote "FOR" the election as a director of each of the nominees set forth above. Proxies solicited hereby will be voted for each director named above unless a vote against a nominee or an abstention is specifically indicated.

Board of Directors Committees and Meetings

        Committees.    The Company has standing Audit Review and Compensation Committees. The Company does not have a Nominating Committee. In addition, on December 20, 2001 the Company formed an Internal Revenue Code (the "I.R.C.") Section 162(m) Subcommittee of the Compensation Committee (the "I.R.C. Section 162(m) Subcommittee"). The Board of Directors is currently reviewing the structure of its committees of the Board in the light of the new Sarbanes-Oxley Act of 2002, proposed rules applicable to companies whose securities are quoted on the Nasdaq National Market and related regulatory changes.

        Audit Review Committee.    The Audit Review Committee of the Board of Directors currently consists of Christopher J.D. Ainsley, Habib Y. Gorgi and Stephen G. Kasnet. The Audit Review Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of the Company's independent auditors and the accounting practices of the Company.

        Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Christopher J.D. Ainsley, Habib Y. Gorgi and Stephen G. Kasnet. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also authorizes grants under the Company's 1994 Stock Award and Incentive Plan, as amended, (the "1994 Equity Incentive Plan") and 2002 Long-Term Equity Incentive Plan (the "2002 Equity Incentive Plan").

        I.R.C. Section 162(m) Subcommittee of the Compensation Committee.    The role of the I.R.C. Section 162(m) Subcommittee is to approve certain incentive compensation awards to the Named Executive Officers (as defined under the caption "Executive Compensation and Other Matters -Summary Compensation Table"). The I.R.C. Section 162(m) Subcommittee consists solely of outside directors. There currently are no members of the I.R.C. Section 162(m) Subcommittee.

        Meetings.    During the fiscal year ended June 30, 2002, the Board of Directors met six times and acted by unanimous written consent on four additional occasions. In addition, the Audit Review Committee met four times and the Compensation Committee met one time and acted by unanimous written consent on one additional occasion. The Section 162(m) Subcommittee of the Compensation Committee acted by unanimous written consent on one occasion. During fiscal year 2002, all directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members.

Compensation of Directors

        None of the directors of the Company received any compensation for service on the Board of Directors during fiscal year 2002. Compensation of the non-employee directors of the Company is currently under review and will be reviewed periodically and adjusted when necessary. Directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

        Equity Incentive Plans.    Directors, including non-employee directors, of the Company may be awarded, depending upon whether pursuant to the 2002 Equity Incentive Plan or the 1994 Equity Incentive Plan, grants of incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), limited SARs, restricted stock, deferred stock, performance awards, or a combination of the foregoing. As of June 27, 2002, the 2002 Equity Incentive Plan superseded the FTD.COM 1999 Equity Incentive Plan (the "1999 Equity Incentive Plan"). Below is a

brief description of the 2002, 1999 and 1994 Equity Incentive Plans as they relate to director compensation.

        2002 Equity Incentive Plan.    The 2002 Equity Incentive Plan provides for the issuance of up to 1,250,000 shares of Class A Common Stock in connection with the granting of ISOs or NSOs, SARs, either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing. The 2002 Equity Incentive Plan is administered by the Compensation Committee. The 2002 Equity Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is the 2002 Equity Incentive Plan a qualified plan within the meaning of Section 401(a) of the I.R.C.

        Under the 2002 Equity Incentive Plan, the Compensation Committee of the Board of Directors may award grants of ISOs conforming to the provisions of Section 422 of the I.R.C., and other, NSOs, to directors, including non-employee directors, of the Company and its subsidiaries. However, only employees, including employee directors, may receive grants of ISOs. No options were granted to directors of the Company under the 2002 Equity Incentive Plan in fiscal year 2002.

        The Compensation Committee may grant SARs, alone or in tandem with stock options, subject to the terms and conditions it determines under the 2002 Equity Incentive Plan to directors of the Company. No SARs were granted to directors of the Company under the 2002 Equity Incentive Plan in fiscal year 2002.

        Under the 2002 Equity Incentive Plan, the Compensation Committee may award restricted stock to directors of the Company subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. No restricted stock was granted to directors of the Company under the 2002 Equity Incentive Plan in fiscal year 2002.

        The Compensation Committee may grant performance awards under the 2002 Equity Incentive Plan to directors of the Company contingent upon achievement by the grantee, the Company and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such a return on equity, over a specified performance cycle, as designated by the Compensation Committee. No performance awards were granted to directors of the Company under the 2002 Equity Incentive Plan in fiscal year 2002.

        1999 Equity Incentive Plan.    The 1999 Equity Incentive Plan provided for the issuance of up to 4,500,000 shares of FTD.COM Class A common stock in connection with the granting of option rights, SARs, restricted shares, deferred shares, performance awards, or any combination of the foregoing. As of June 27, 2002, the 1999 Equity Incentive Plan was superseded by the 2002 Equity Incentive Plan.

        1994 Equity Incentive Plan.    The 1994 Equity Incentive Plan provides for the issuance of up to 1,912,500 shares of Class A Common Stock in connection with the granting of ISOs or NSOs, SARs, either alone or in tandem with options, limited SARs, restricted stock, deferred stock, performance awards, or a combination of the foregoing. As of June 30, 2002, 1,474,700 shares of Class A Common Stock were available for issuance under the 1994 Equity Incentive Plan. The 1994 Equity Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is the 1994 Equity Incentive Plan a qualified plan within the meaning of Section 401(a) of the I.R.C.

        Under the 1994 Equity Incentive Plan, the Compensation Committee of the Board of Directors may award grants of ISOs conforming to the provisions of Section 422 of the I.R.C., and other, NSOs, to directors, including non-employee directors (other than members of the Compensation Committee of the Board of Directors), of the Company and its subsidiaries. No options were granted to directors of the Company under the 1994 Equity Incentive Plan in fiscal year 2002.

        The Compensation Committee may grant SARs or limited SARs either alone ("free standing") or in conjunction with all or part of any option granted under the 1994 Equity Incentive Plan ("related rights"). No SARs or limited SARS were granted to directors of the Company under the 1994 Equity Incentive Plan in fiscal year 2002.

        Under the 1994 Equity Incentive Plan, the Compensation Committee may award restricted stock to directors of the Company either alone or in addition to other awards granted under the 1994 Equity Incentive Plan, subject to restrictions on transfer and termination determined in the discretion of the Compensation Committee. No restricted stock was granted to directors of the Company under the 1994 Equity Incentive Plan in fiscal year 2002.

        The Compensation Committee may grant performance awards under the 1994 Equity Incentive Plan to directors of the Company either alone or in addition to other awards granted under the 1994 Equity Incentive Plan, subject to restrictions on transfer and termination determined in the discretion of the Compensation Committee. No performance awards were granted to directors of the Company under the 1994 Equity Incentive Plan in fiscal year 2002.

        Under the 1994 Equity Incentive Plan, the Compensation Committee may award deferred stock to directors of the Company either alone or in addition to other awards granted under the 1994 Equity Incentive Plan, subject to restrictions on transfer and termination determined in the discretion of the Compensation Committee. No deferred stock was granted to directors of the Company under the 1994 Equity Incentive Plan in fiscal year 2002.

        As of June 30, 2002, the Company has not granted any deferred stock or performance awards under the 1994 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and more than ten percent stockholders of the outstanding Class A Common Stock (collectively, "Reporting Persons") to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Class A Common Stock with the SEC. These persons are required to furnish the Company with copies of all Section 16(a) reports that they file.

        To the Company's knowledge, based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended June 30, 2002 and written representations from Reporting Persons that no other reports were required, the Company believes that all Reporting Persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2002, except that Robert L. Norton and Carrie A. Wolfe each filed one amended report on Form 4, reporting transactions that occurred earlier in fiscal year 2002, and William J. Van Cleave and Ann M. Hofferberth each filed a late report on Form 3 relating to their election as officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of the Class A Common Stock and the Class B convertible common stock, par value $.0005 per share, (the "Class B Convertible Common Stock", and together with the Class A Common Stock, the "Common Stock") as of the Record Date by:

  •
  each person who the Company knows beneficially owns more than 5% of its Common Stock;

  •
  each of the Company's directors individually;

  •
  each of the Named Executive Officers individually; and

  •
  all of the Named Executive Officers and directors as a group.

        Information relating to security ownership of Messrs. Johnson and Piccirillo, former executive officers of the Company who resigned from their positions effective June 25, 2002, is provided in the following table as disclosures would have been provided but for the fact that they were not serving as executive officers of the Company at June 30, 2002. Unless otherwise indicated, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent the applicable law gives spouses shared authority. Each person listed below disclaims beneficial ownership of his, her or its shares, except to the extent of any pecuniary interests therein. Shares of Common Stock that an individual or group has the right to acquire within 60 days of the Record Date pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed. Except as otherwise indicated, the mailing address of all persons listed in the following table is c/o FTD, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

	Class A Common Stock (Voting)		Class B Convertible Common Stock (Nonvoting)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class	Shares Beneficially Owned	Percentage of Class
Principal Stockholders:
Perry Acquisition Partners, L.P.(1) 599 Lexington Avenue New York, NY 10022	7,457,575	51.6%	420,353	20.0%
Bain Capital Funds(2) 111 Huntington Avenue Boston, MA 02199	2,679,616	18.6	—	—
Directors and Named Executive Officers:
Robert L. Norton(3) Chairman of the Board, President and Chief Executive Officer	482,200	3.3	—	—
Christopher J.D. Ainsley Director	—	—	—	—
Habib Y. Gorgi(4) Director	563,332	3.9	698,750	33.3
Stephen G. Kasnet Director	—	—	—	—

Stephen G. Pagliuca(5) Director	2,679,616	18.6	—	—
Richard C. Perry(6) Director	7,457,575	51.6	420,353	20.0
Ann M. Hofferberth(7) Executive Vice President of Specialty Wholesaling	8,385	**	—	—
Frederick K. Johnson Former Executive Vice President of Mercury Technology*	50,991	**	—	—
Francis C. Piccirillo Former Executive Vice President and Chief Administrative Officer*	17,333	**	—	—
Michael J. Soenen(8) President and Chief Executive Officer of FTD.COM	200,301	1.4	—	—
William J. Van Cleave Executive Vice President of Member Services and Technology	29,020	**	—	—
Carrie A. Wolfe Chief Financial Officer and Treasurer	12,559	**	—	—
All directors and executive officers as a group (12 persons)(9)	11,501,312	79.6%	1,119,103	53.3%

*
Messrs. Johnson and Piccirillo resigned from their positions effective June 25, 2002.

**
Less than 1%.

(1)
Represents shares owned by Perry Acquisition Partners, L.P. ("Perry Acquisition Partners"), Perry Partners, L.P., Perry Partners International, Inc. and Perry Principal Holdings, LLC (the "Perry Funds").

(2)
Represents shares owned by a group of investment funds affiliated with Bain Capital (the "Bain Funds"). Includes (1) 885,226 shares held by Information Partners Capital Fund, L.P., a Delaware limited partnership whose sole general partner is Information Partners, a Delaware general partnership whose managing partner is Bain Capital Partners IV, L.P., a Delaware limited partnership ("BCP IV") whose sole general partner is Bain Capital Investors, LLC, a Delaware limited liability company ("BCI"); (2) 718,896 shares held by Bain Capital Fund IV, L.P., a Delaware limited partnership whose sole general partner is BCP IV, whose sole general partner is BCI; (3) 822,708 shares held by Bain Capital Fund IV-B, L.P., a Delaware limited partnership whose sole general partner is BCP IV, whose sole general partner is BCI; (4) 160,836 shares held by BCIP Associates, a Delaware general partnership whose management committee consists solely of BCI; and (5) 91,950 shares held by BCIP Trust Associates, L.P., a Delaware limited partnership whose management committee consists solely of BCI.

(3)
Includes 235,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of the Record Date.

(4)
The address of Mr. Gorgi is c/o Nautic Partners, 50 Kennedy Place, 12th Floor, Providence, Rhode Island 02903. Includes shares owned by Fleet Growth Resources III, Inc. ("FGR III"), Fleet Equity Partners VII, L.P. ("FEP VII") and Chisholm Partners II, L.P. ("CP II") (the "Fleet Funds"). Mr. Gorgi is an attorney-in-fact for FGR III. Mr. Gorgi is also the President and Secretary of Silverado V Corp. ("SVC V"). SVC V is a general partner of FEP VII. Mr. Gorgi is President of Silverado II Corp. ("SVC II"). SVC II is the general partner of Silverado II L.P. ("SII LP"), which is the general partner of CP II. Mr. Gorgi may be deemed to share voting and dispositive power with Robert M. Van Degna, attorney-in-fact for FGR III, the Chairman and Chief Executive Officer of SVC II and the Chairman, Chief Executive Officer and Treasurer of SVC V. Mr. Gorgi disclaims beneficial ownership of all shares that are directly owned by FGR III, FEP VII and CP II, except to the extent of his pecuniary interest therein.

(5)
Mr. Pagliuca is a member of BCI and he (or entities affiliated with him) may be deemed to own all shares held by the Bain Funds. Mr. Pagliuca disclaims beneficial ownership of the securities held by each of the Bain Funds, except to the extent of his pecuniary interest therein.

(6)
The address of Mr. Perry is c/o Perry Acquisition Partners, 599 Lexington Avenue, New York, New York 10022. Includes shares owned by Perry Acquisition Partners, Perry Partners, L.P., Perry Partners International, Inc. and Perry Principal Holdings, LLC. Mr. Perry is the managing member of Perry Investors, LLC ("Perry Investors"), the general partner of Perry Acquisition Partners. Accordingly, Mr. Perry may be deemed to have voting and investment power with respect to the shares held by Perry Acquisition Partners. Mr. Perry disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)
Includes 8,125 shares issuable upon exercise of outstanding options that are exercisable within 60 days of the Record Date.

(8)
Includes 26,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of the Record Date.

(9)
Includes 269,125 shares issuable upon exercise of outstanding options that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

        The executive officers of the Company are selected by and serve at the discretion of the Board of Directors. The table below sets forth the name of each executive officer of the Company and the principal positions and offices each holds with the Company.

Name	Age	Executive Officers
Robert L. Norton	55	Chairman of the Board, President and Chief Executive Officer
Jon R. Burney	60	Vice President, General Counsel and Secretary
Ann M. Hofferberth	55	Executive Vice President of Specialty Wholesaling
Michael J. Soenen	32	President and Chief Executive Officer of FTD.COM
William J. Van Cleave	38	Executive Vice President of Member Services and Technology
Carrie A. Wolfe	32	Chief Financial Officer and Treasurer

        Biographical information for Robert L. Norton appears above under the caption "Proposal 1 - Election of Directors - Nominees for Election as Director."

        Jon R. Burney has served as Vice President, General Counsel and Secretary for FTDI, Secretary of the Company and Assistant Secretary of FTD.COM since October 2000. Since June 28, 2002, he has also served as Vice President and General Counsel of the Company and Vice President, General Counsel and Secretary of FTD.COM. Prior to joining FTD, Mr. Burney practiced law with the firm of Burney and Herthneck in Cleveland, Ohio for 18 years and he has been a member of the Ohio State Bar since 1968. Prior to that time, he was Vice President and General Counsel for Apcoa Inc. and counsel for Apcoa division of ITT. Mr. Burney received a B.A. from Denison University in 1964 and a J.D. from The Ohio State University College of Law in 1967.

        Ann M. Hofferberth was appointed as Executive Vice President of Specialty Wholesaling of FTDI in March 2002. From January 2001 to March 2002, she served as Chief Merchandising Officer of FTD.COM. From July 1996 to December 2000, she was President of Hallmark's Specialty Retail Group, otherwise known as Hallmark Gold Crown stores. Ms. Hofferberth received a B.S. from the University of Connecticut in 1970.

        Michael J. Soenen is the President, Chief Executive Officer and a director of FTD.COM. He was Vice President-Marketing of FTDI prior to joining FTD.COM in May 1999. From January 1997 until August 1998, he was Director of Sales Promotion for FTDI. Mr. Soenen was an associate at Perry Corp. from August 1996 to December 1996. From July 1993 to July 1996, Mr. Soenen worked for Salomon Brothers Inc, an investment banking firm. Mr. Soenen received a B.A. from Kalamazoo College in 1992.

        William J. Van Cleave was appointed as Executive Vice President of Member Services and Technology of FTDI in March 2002. From August 1999 through March 2002, he served as Vice President - Marketing of FTD.COM. Prior to joining FTD.COM in August 1999, he was the Marketing Director of americangreetings.com, the Internet marketing division of American Greetings Corporation, from November 1995 to July 1999. From August 1990 to October 1995, Mr. Van Cleave served in various other capacities at American Greetings Corporation. Mr. Van Cleave received a B.S. from Miami University in 1986 and an M.B.A. from Case Western Reserve University in 1990.

        Carrie A. Wolfe was appointed as the Chief Financial Officer and Treasurer of the Company in March 2002. She will maintain her position as the Chief Financial Officer and Treasurer of FTD.COM, which she has served as since June 2001. She previously served as Vice President - Finance and Accounting and Controller of FTD.COM. Prior to joining FTD.COM in November 1999, she was Director of Finance and Director of Financial Reporting, as well as serving in various other capacities, at Whitman Corporation, from October 1995 to November 1999. From June 1992 to September 1995, Ms. Wolfe worked in the auditing group at Price Waterhouse, an independent public accounting firm. Ms. Wolfe received a B.S. in Accounting from the University of Illinois in 1992 and is a Certified Public Accountant.

Summary Compensation Table

        The following table provides information relating to compensation for the fiscal years ended June 30, 2002, 2001 and 2000 for Robert L. Norton, the Company's President and Chief Executive Officer, and Ann M. Hofferberth, Michael J. Soenen, William J. Van Cleave and Carrie A. Wolfe, the four other most highly compensated executive officers of the Company whose total salary and bonus, as determined pursuant to SEC rules, exceeded $100,000 (determined by reference to fiscal year 2002) (collectively, the "Named Executive Officers"). Information relating to compensation of Messrs. Johnson and Piccirillo, former executive officers of the Company who resigned from their positions effective June 25, 2002, is provided in the following table as disclosures would have been provided but for the fact that they were not serving as executive officers of the Company at June 30, 2002. The amounts shown in the following table include compensation for services in all capacities provided to the Company.

						Long-Term Compensation Awards
			Annual Compensation
									Securities Underlying Options (#)(3)
Name and Principal Position	Fiscal Year					Restricted Stock Awards(2)					All Other Compensation
			Salary	Bonus(1)
Robert L. Norton President and Chief Executive Officer	2002 2001 2000		$546,154 436,538 388,461	$5,321,174 436,540 376,810	(4)	$	— — 1,028,300	(7)	— — —		$4,846 4,258 4,314	(5) (6) (8)
Ann M. Hofferberth Executive Vice President of Specialty Wholesaling	2002 2001 2000	(12)	203,846 88,462 —	101,920 45,000 —			— — —		— 32,500 —	(10)	4,535 372 —	(9) (11)
Frederick K. Johnson Former Executive Vice President of Mercury Technology*	2002 2001 2000		228,462 219,615 217,692	102,810 99,000 26,250			— — 1,006,250	(15)	— — 79,794	(16)	75,111 78,637 59,033	(13) (14) (17)
Francis C. Piccirillo Former Executive Vice President and Chief Administrative Officer*	2002 2001 2000		273,077 262,885 200,000	— 171,200 97,000			— — 293,800	(20)	— — —		7,410 9,012 7,261	(18) (19) (21)
Michael J. Soenen President and Chief Executive Officer of FTD.COM	2002 2001 2000		249,039 225,000 191,923	3,424,247 218,750 54,509	(22)		— — 1,868,750	(25)	— — 212,784	(26)	6,959 8,068 9,221	(23) (24) (27)
William J. Van Cleave Executive Vice President of Member Services and Technology	2002 2001 2000		199,039 174,038 131,275	99,520 83,125 63,701			— — 359,375	(25)	— — 53,196	(26)	5,723 3,688 48,644	(28) (29) (30)
Carrie A. Wolfe Chief Financial Officer and Treasurer	2002 2001 2000		149,616 108,769 43,500	72,310 33,000 —			— — 139,063	(25)	— — 2,080	(26)	4,670 3,449 387	(31) (32) (33)

*
Messrs. Johnson and Piccirillo resigned from their positions effective June 25, 2002.

(1)
Includes cash bonuses paid in the fiscal year following the referenced fiscal year with respect to services rendered in the referenced fiscal year. See "- Other Arrangements - Management Incentive Plan."

(2)
Pursuant to an Agreement and Plan of Merger, dated as of March 3, 2002 (the "2002 Merger Agreement"), by and among the Company, FTDI, Aroma Acquisition Corp ("Aroma Acquisition") and FTD.COM, Aroma Acquisition, a subsidiary of FTDI, merged with and into FTD.COM (the "2002 Merger"). Pursuant to the terms of the 2002 Merger Agreement, each stockholder of FTD.COM, other than the Company or its other direct or indirect wholly-owned subsidiaries, received 0.26 shares of Class A Common Stock for each share of FTD.COM common stock owned at the time of the 2002 Merger. Additionally, all outstanding options to purchase FTD.COM common stock were converted into options to purchase shares of Class A Common Stock and all restricted shares of FTD.COM common stock were converted into restricted shares of Class A Common Stock, in accordance with the same exchange ratio and continue to be subject to the same restrictions and vesting schedule as existed prior to the 2002 Merger. The restricted stock awards in this summary compensation table reflect the conversion of the restricted shares of FTD.COM to restricted shares of Class A Common Stock pursuant to the 2002 Merger.

(3)
Pursuant to the 2002 Merger, all outstanding options to purchase FTD.COM common stock were converted into options to purchase shares of Class A Common Stock as described in note (2) above. The securities underlying options in this summary compensation table reflect the conversion of the options to purchase FTD.COM common stock into options to purchase Class A Common Stock pursuant to the 2002 Merger.

(4)
Represents a one-time bonus payment pursuant to the 2002 Merger as described below under the caption "Bonus Payments to Messrs. Norton and Soenen."

(5)
Represents $2,308 in flexible dollars for use in connection with the Company's benefit plans and $2,538 in matching contributions to the Company's 401(k) Retirement Savings Plan (the "401(k) Plan").

(6)
Represents $2,123 in flexible dollars for use in connection with the Company's benefit plans and $2,135 in matching contributions to the 401(k) Plan.

(7)
Effective July 1, 1997, Mr. Norton received 40,000 restricted shares of Class A Common Stock as incentive compensation. On September 30, 1999, 2000 and 2001, the restrictions lapsed with respect to 13,334, 13,332 and 13,334 restricted shares, respectively. Effective August 27, 1998, Mr. Norton received 50,000 restricted shares of Class A Common Stock as incentive compensation. On September 30, 2001, the restrictions lapsed with respect to 16,667 shares. Effective June 12, 2000, Mr. Norton received 350,000 restricted shares of FTD.COM class A common stock as incentive compensation. Such restricted shares were valued at a price equal to the fair market value on the date of grant, which was $2.938 per share (based on the last reported sale price of the FTD.COM class A common stock on the Nasdaq National Market on June 12, 2000). On June 12, 2001 and June 12, 2002, the restrictions lapsed with respect to 116,667 and 116,667 restricted shares, respectively. Pursuant to the 2002 Merger, Mr. Norton's restricted shares of FTD.COM class A common stock were converted into restricted shares of Class A Common Stock. With respect to Mr. Norton, all restricted shares will vest in full and any restrictions relating thereto will lapse upon the occurrence of a "change in control" (as defined in Mr. Norton's employment agreement with the Company. See below under the caption "Employment Agreements - Norton Employment Arrangement"). After the conversion related to the 2002 Merger, Mr. Norton held 180,999 restricted shares of Class A Common Stock. As of June 30, 2002 the value of the restricted shares of Class A Common Stock held by Mr. Norton was $2,329,457 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 28, 2002). Mr. Norton has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that Mr. Norton may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred and shall become restricted shares. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner provided above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

(8)
Represents $2,007 in flexible dollars for use in connection with the Company's benefit plans and $2,307 in matching contributions to the 401(k) Plan.

(9)
Represents $2,448 in flexible dollars for use in connection with the Company's benefit plans and $2,087 in matching contributions to the 401(k) Plan.

(10)
Effective January 8, 2001, Ms. Hofferberth received an option to purchase 125,000 shares of Class A common stock of FTD.COM at an exercise price of $1.9375 per share, which pursuant to the 2002 Merger converted into 32,500 options to purchase Class A Common Stock at an exercise price of $7.4519 per share. These options vest (a) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of January 8, 2001, (b) upon a change in control (as defined in the 2002 Equity Incentive Plan) or (c) upon Ms. Hofferberth's death or disability.

(11)
Represents flexible dollars for use in connection with the Company's benefit plans.

(12)
Ms. Hofferberth became an employee of FTD.COM in January 2001; therefore, no information is presented for fiscal year 2000.

(13)
Represents $2,188 in flexible dollars for use in connection with the Company's benefit plans, $4,478 in matching contributions to the 401(k) Plan and $68,445 in compensation for temporary living expenses.

(14)
Represents $73,214 in compensation for housing expenses, $2,123 in flexible dollars for use in connection with the Company's benefit plans and $3,300 in matching contributions to the 401(k) Plan.

(15)
Effective May 17, 2000, Mr. Johnson received 350,000 restricted shares of FTD.COM class A common stock as incentive compensation. Such restricted shares were valued at prices equal to the fair market value on the date of grant, which was $2.875 per share (based on the last reported sale price of the FTD.COM class A common stock on the Nasdaq National Market on May 17, 2000). On May 17, 2001, 116,667 shares vested and on May 17, 2002, 116,667 additional shares vested. On May 17, 2002, Mr. Johnson sold 37,214 shares of FTD.COM class A common stock to pay applicable withholding taxes. On June 25, 2002, Mr. Johnson forfeited 116,666 shares of FTD.COM class A common stock. After the conversion related to the 2002 Merger, Mr. Johnson held 50,991 shares of Class A Common Stock. As of June 30, 2002, the value of shares of Class A Common Stock held by Mr. Johnson was $656,254 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 28, 2002).

(16)
Effective October 4, 1999, Mr. Johnson received options to purchase 306,900 shares of FTD.COM class A common stock at an exercise price of $8.00 per share. These options would have vested (x) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of October 4, 1999; (y) upon a Change in Control (as is defined in the 1999 Equity Incentive Plan); or (z) upon the recipient's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (15) above.

(17)
Represents $53,079 in compensation for housing expenses, $2,077 in flexible dollars for use in connection with the Company's benefit plans and $3,877 in matching contributions to the 401(k) Plan.

(18)
Represents $2,448 in flexible dollars for use in connection with the Company's benefit plans and $4,962 in matching contributions to the 401(k) Plan.

(19)
Represents $2,348 in flexible dollars for use in connection with the Company's benefit plans and $6,664 in matching contributions to the 401(k) Plan.

(20)
Effective June 12, 2000, Mr. Piccirillo received 100,000 restricted shares of FTD.COM class A common stock as incentive compensation. Such restricted shares were valued at prices equal to the fair market value on the date of grant, which was $2.938 per share (based on the last reported sale price of the FTD.COM class A common stock on the Nasdaq National Market on June 12, 2000). On June 12, 2001, 33,334 shares vested and on June 12, 2002, 33,333 additional shares vested. On June 25, 2002, Mr. Piccirillo forfeited 33,333 shares of FTD.COM class A common stock. After the conversion related to the 2002 Merger, Mr. Piccirillo held 17,333 shares of Class A Common Stock. As of June 30, 2002, the value of shares of Class A Common Stock held by Mr. Piccirillo was $223,076 (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 28, 2002).

(21)
Represents $2,209 in flexible dollars for use in connection with the Company's benefit plans and $5,052 in matching contributions to the 401(k) Plan.

(22)
Represents $186,780 in fiscal year 2002 bonus and $3,237,467 in a one-time bonus payment pursuant to the 2002 Merger as described below under the caption "Bonus Payments to Messrs. Norton and Soenen."

(23)
Represents $2,084 in flexible dollars for use in connection with the Company's benefit plans and $4,875 in matching contributions to the 401(k) Plan.

(24)
Represents $2,019 in flexible dollars for use in connection with the Company's benefit plans and $6,049 in matching contributions to the 401(k) Plan.

(25)
Effective May 17, 2000, Messrs. Soenen and Van Cleave and Ms. Wolfe received 650,000, 125,000 and 25,000 restricted shares of FTD.COM class A common stock, respectively, as incentive compensation. Such restricted shares were valued at prices equal to the fair market value on the dates of grant, which was $2.875 per share (based on the last reported sale price of the FTD.COM class A common stock on the Nasdaq National Market on May 17, 2000). Effective June 9, 2000, Ms. Wolfe received 25,000 restricted shares of FTD.COM class A common stock as incentive compensation. Such restricted shares were valued at a price equal to the fair market value on the dates of grant, which was $2.688 per share (based on the last reported sale price of the FTD.COM class A common stock on the Nasdaq National Market on June 9, 2000). On May 17, 2001, the restrictions lapsed with respect to 216,667, 41,667 and 8,334 restricted shares held by Messrs. Soenen and Van Cleave, and Ms. Wolfe, respectively. On June 9, 2001, the restrictions lapsed with respect to an additional 8,334 restricted shares held by Ms. Wolfe. On May 17, 2002, the restrictions lapsed with respect to 216,667, 41,667 and 8,333 restricted shares held by Messrs. Soenen and Van Cleave and Ms. Wolfe, respectively. On May 17, 2002, Messrs. Soenen and Van Cleave and and Ms. Wolfe sold 69,111, 13,383 and 2,916 shares of Class A Common Stock, respectively, to pay applicable withholding taxes. On June 9, 2002, the restrictions lapsed with respect to an additional 8,333 restricted shares held by Ms. Wolfe. On June 10, 2002, Ms. Wolfe sold 2,620 shares of Class A Common Stock to pay applicable withholding taxes. With respect to Messrs. Soenen and Van Cleave and Ms. Wolfe, all restricted shares will vest in full and any restrictions relating thereto will lapse upon the occurrence of a "change in control" (as defined in Mr. Soenen's employment agreement with the Company in the case of Mr. Soenen and as defined in the 2002 Equity Incentive Plan in the case of Mr. Van Cleave and Ms. Wolfe). Pursuant to the 2002 Merger, Messrs. Soenen and Van Cleave's and Ms. Wolfe's restricted shares of FTD.COM class A common stock were converted into restricted shares of Class A Common Stock. After the conversion relating to the 2002 Merger and the sale of shares related to the payment of withholding tax, Messrs. Soenen and Van Cleave and Ms. Wolfe held 161,030, 29,020 and 11,559 restricted shares of Class A Common Stock, respectively. As of June 30, 2002, the value of the restricted shares of Class A Common Stock held by Messrs. Soenen and Van Cleave and Ms. Wolfe was $2,072,456, $373,487 and $148,764, respectively (based on the last reported sale price of the Class A Common Stock on the Nasdaq National Market on June 28, 2002). The restricted shares will become nonforfeitable to the extent of one-third of the shares covered thereby on each of the first three anniversaries of the date of grant if the recipient remains employed with the Company. Each recipient has all of the rights of a stockholder with respect to the restricted shares, including the right to receive any dividends that may be paid thereon; however, any additional shares of Class A Common Stock or other securities that the recipient may become entitled to receive pursuant to a stock dividend or any other change in the capital structure of the Company will be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable restricted shares in respect of which they are issued or transferred and shall become restricted shares. In addition, cash dividends on the restricted shares will be retained by the Company until such time as any of such restricted shares become nonforfeitable in the manner provided above. To the extent that restricted shares are forfeited, all dividends retained with respect to such restricted shares will also be forfeited.

(26)
Effective October 4, 1999, (a) Messrs. Soenen and Van Cleave received options to purchase 409,200 and 204,600 shares of FTD.COM class A common stock, respectively, at an exercise price of $8.00 per share and (b) Mr. Soenen received an option to purchase an additional 409,200 shares of FTD.COM class A common stock at an exercise price of $16.00 per share. Effective March 9, 2000, Ms. Wolfe received an option to purchase 8,000 shares of FTD.COM class A common stock at an exercise price of $7.75 per share. These options would have vested (x) to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 15, 1999 with respect to Mr. Soenen; August 2, 1999 with respect to Mr. Van Cleave; and November 29, 2000 with respect to Ms. Wolfe; (y) upon a "change in control" (as defined in the 1999 Equity Incentive Plan); or (z) upon the recipient's death or disability. These options were canceled effective as of May 17, 2000 in connection with the grant of restricted shares described in note (25) above.

(27)
Represents $1,888 in flexible dollars for use in connection with the Company's benefit plans and $7,333 in matching contributions to the 401(k) Plan.

(28)
Represents $1,902 in flexible dollars for use in connection with the Company's benefit plans and $3,821 in matching contributions to the 401(k) Plan.

(29)
Represents $1,837 in flexible dollars for use in connection with the Company's benefit plans and $1,851 in matching contributions to the 401(k) Plan.

(30)
Represents $47,226 in compensation for moving expenses and $1,418 in flexible dollars for use in connection with the Company's benefit plans.

(31)
Represents $860 in flexible dollars for use in connection with the Company's benefit plans and $3,810 in matching contributions to the 401(k) Plan.

(32)
Represents $1,118 in flexible dollars for use in connection with the Company's benefit plans and $2,331 in matching contributions to the 401(k) Plan.

(33)
Represents flexible dollars for use in connection with the Company's benefit plans.

Option/SAR Grants in Last Fiscal Year

        No stock options to purchase shares of Class A Common Stock were granted to the Named Executive Officers during the fiscal year ended June 30, 2002. No SARs were granted by the Company during fiscal year 2002.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table sets forth the number and value of exercisable and nonexercisable options and SARs held by each of the Named Executive Officers at June 30, 2002.

			Number of Securities Underlying Unexercised Options / SARs at FY-End (#)		Value of Unexercised In-the-money Options / SARs at FY-End(1)
Name	Shares Acquired on Exercise (#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Norton	—	—	235,000	10,000	$1,166,950	$23,700
Ann M. Hofferberth	—	—	8,125	24,375	44,022	132,113
Frederick K. Johnson*	106,000	$483,840	—	—	—	—
Francis C. Piccirillo*	86,000	393,540	—	—	—	—
Michael J. Soenen	—	—	22,000	8,000	79,640	18,960
William J. Van Cleave	—	—	—	—	—	—
Carrie A. Wolfe	—	—	—	—	—	—

*
Messrs. Johnson and Piccirillo resigned from their positions effective June 25, 2002.

(1)
Option values were calculated based on a $12.87 closing price of Class A Common Stock, as reported on the Nasdaq National Market at June 28, 2002.

        None of the Named Executive Officers exercised stock options during the fiscal year ended June 30, 2002. None of the Named Executive Officers held or holds SARs. Messrs. Piccirillo and Johnson, the former Executive Vice President and Chief Administrative Officer of the Company and former Executive Vice President of Mercury Technology of FTDI, respectively, exercised 86,000 and 106,000 stock options, respectively, to purchase Class A Common Stock in fiscal year 2002.

Ten-Year Options/SAR Repricings

        The following table provides repricing information for options held by the Named Executive Officers. The repricing was implemented in connection with the 2002 Merger.

Name	Date	Number Of Securities Underlying Options/ SARs Repriced Or Amended (#)		Market Price Of Stock At Time Of Repricing Or Amendment	Exercise Price At Time of Repricing or Amendment	New Exercise Price	Length Of Original Option Term Remaining At Date If Repricing or Amendment
Robert L. Norton	—	—		—	—	—	—
Ann M. Hofferberth	06/28/02	32,500	(1)	$12.87	$1.9375	$7.4519	2.5 years
Frederick K. Johnson*	—	—		—	—	—	—
Francis C. Piccirillo*	—	—		—	—	—	—
Michael J. Soenen	—	—		—	—	—	—
William J. Van Cleave	—	—		—	—	—	—
Carrie A. Wolfe	—	—		—	—	—	—

*
Messrs. Johnson and Piccirillo resigned from their positions effective June 25, 2002.

(1)
Pursuant to the 2002 Merger, options to purchase 125,000 shares of FTD.COM class A common stock were converted into options to purchase 32,500 shares of Class A Common Stock.

Compensation Committee Report on Repricing of Options

        The repricing reflected in the above table was implemented in connection with the 2002 Merger. Pursuant to the terms of the 2002 Merger Agreement, each stockholder of FTD.COM, other than the Company or its other direct or indirect wholly-owned subsidiaries, received 0.26 shares of Class A Common Stock for each share of FTD.COM common stock owned at the time of the 2002 Merger. Additionally, all outstanding options to purchase FTD.COM common stock were converted into options to purchase shares of Class A Common Stock and all restricted shares of FTD.COM common stock were converted into restricted shares of Class A Common Stock, in accordance the same exchange ratio and continue to be subject to the same restrictions and vesting schedule as existed prior to the 2002 Merger.

  Submitted by:

        Habib Y. Gorgi, Compensation Committee Member

Equity Compensation Plan Information

        The following table presents information regarding equity compensation plans of the Company as of June 30, 2002. As of June 27, 2002, the 2002 Equity Incentive Plan superseded the 1999 Equity Incentive Plan and accordingly all options outstanding under the 1999 Equity Incentive Plan are now subject to the provisions of the 2002 Equity Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	437,800	$10.64	2,724,700
Equity compensation plans not approved by security holders	—	—	—

Total	437,800	$10.64	2,724,700

(1)
Includes options granted under the 1999 Equity Incentive Plan that are now subject to the provisions of the 2002 Equity Incentive Plan and options granted under the 1994 Equity Incentive Plan.

Bonus Payments to Messrs. Norton and Soenen

        On December 20, 2001, the Board of Directors formed a Special Subcommittee of the Compensation Committee. Under Section 162(m) of the I.R.C., the Special Subcommittee of the Compensation Committee is required to be comprised solely of two or more "outside directors," as such term is defined in Section 1.162-27(e)(3) of the U.S. Treasury Regulations. The Special Subcommittee of the Compensation Committee is responsible for establishing performance goals for compensation awards that are intended to satisfy the performance-based compensation requirements of Section 162(m) of the I.R.C. In addition, the Special Subcommittee is responsible for certifying that these performance goals and other material terms of the applicable compensation awards have been satisfied.

        On that date, the Special Subcommittee of the Compensation Committee, which was then comprised of former directors Randall Borkenstein and William J. Vernon, approved, and the Board of Directors and the Board of Directors of FTDI affirmed, contingent one-time bonus payments for each of Robert L. Norton, the Chairman, President and Chief Executive Officer of the Company and President and Chief Executive Officer of FTDI, and Michael J. Soenen, the President and Chief Executive Officer of FTD.COM. Under the terms of this contingent award, in the event that the terms of the 2002 Merger (as described under "Relationships Between the Company, FTDI and FTD.COM and Certain Beneficial Holders") had been approved by the FTD.COM special committee, the 2002 Merger was consummated on or prior to June 30, 2002 and the payments were approved by the stockholders of the Company, Messrs. Norton and Soenen were entitled to one-time payments of $5,321,174 and $3,237,467, respectively. These contingent one-time payments were awarded to provide Messrs. Norton and Soenen with incentives to expedite the 2002 Merger, and thereby enable the Company and FTD.COM to begin realizing the anticipated benefits of the 2002 Merger as quickly as possible. The Company believes these one-time payments qualify as "performance-based" compensation under Section 162(m) of the I.R.C., and therefore do not count against the $1 million deductibility limitation, since such payments would only be made if a "preestablished, objective performance goal" (that is, consummation of the 2002 Merger on or prior to June 30, 2002) was achieved.

Employment Agreements

        Norton Employment Arrangement.    The Company and FTDI have entered into a letter employment agreement, dated as of April 12, 2001, with Robert L. Norton to serve as Chairman of the Board, Chief Executive Officer and President of the Company as well as President and Chief Executive Officer of FTDI. The terms of Mr. Norton's employment agreement extend through September 30, 2003 and automatically renew for two year periods thereafter unless terminated as provided in the agreement. Mr. Norton's base salary under the agreement is $550,000 per year, subject to merit increases in base salary as the Compensation Committee may determine, in its discretion, plus an annual performance bonus as set by the Compensation Committee based upon performance criteria set by the Compensation Committee. Mr. Norton's annual bonus is paid at the end of the first quarter of a following fiscal year based upon performance criteria met as of the end of the immediately preceding fiscal year. Mr. Norton's employment agreement also provides for participation by Mr. Norton in all benefit programs, including life, health and disability, available to senior executives of FTDI.

        Mr. Norton's employment agreement provides that he shall be paid an amount equal to 24 months salary if his employment is terminated (other than for cause) by the Company, such severance obligations are subject to Mr. Norton's best efforts to mitigate. In addition, the employment agreement provides that, notwithstanding anything to the contrary in any other agreement to which Mr. Norton is party, any of his outstanding stock options or restricted stock awards granted by the Company, FTDI or any subsidiary of either company to Mr. Norton will vest in full and become immediately exercisable upon a "change in control," which is defined to include:

  •
  the acquisition by any person of more than 50% of the voting stock of the Company or FTDI;

  •
  a change in a majority of the directors of the Company or FTDI under certain circumstances;

  •
  the consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company or FTDI under certain circumstances; or

  •
  the approval by the stockholders of the Company or FTDI of a complete liquidation or dissolution of the Company or FTDI.

        In addition, Mr. Norton has entered into a separate agreement with FTDI that provides for (1) nondisclosure of confidential information, (2) noncompetition and (3) nonsolicitation of customers, suppliers and employees. Such agreement is effective for three years after Mr. Norton's employment with the Company is terminated.

        Soenen Employment Arrangement.    Pursuant to a letter agreement between the Company and Michael J. Soenen dated as of June 28, 2002, the Company assumed the employment agreement between FTD.COM and Mr. Soenen dated as of June 14, 2001, which replaces and supercedes his prior employment agreement dated as of May 17, 2000. Pursuant to this employment agreement, Mr. Soenen has agreed to serve as an officer of FTD.COM or in a substantially similar position with any entity that acquires FTD.COM through May 17, 2003 at a minimum base salary of $250,000 per year or such greater amount as determined by the Board of Directors of FTD.COM plus a performance bonus as set by the Board of Directors of FTD.COM. The agreement also provides that Mr. Soenen is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Soenen for or on behalf of FTD.COM and additional employment-related benefits that are made available from time to time to FTD.COM's employees who are at comparable levels to Mr. Soenen. In addition, Mr. Soenen's employment agreement provides that if:

  •
  FTD.COM terminates Mr. Soenen's employment without cause, or

  •
  Mr. Soenen resigns following his assignment to a position that represents a material diminution in his operating responsibilities,

then Mr. Soenen is entitled to receive certain termination benefits, which include, among other things, the continuation of his most recent base salary for one year from the effective date of any such termination, subject to his obligation to mitigate, and any pro rata bonus to which Mr. Soenen may be entitled pursuant to the agreement.

        In addition, the employment agreement provides that, notwithstanding anything to the contrary in any other agreement to which Mr. Soenen is party, any outstanding stock options or restricted stock awards granted by the Company, FTDI or FTD.COM to Mr. Soenen will vest in full and become immediately exercisable upon a "change in control," as defined in Mr. Soenen's employment agreement to include:

  •
  the acquisition by any person (other than the Company or FTDI or any of their subsidiaries) of more than 50% of the voting stock of the Company, FTDI or FTD.COM;

  •
  a change in a majority of the directors of the Company, FTDI or FTD.COM under certain circumstances;

  •
  the consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company, FTDI or FTD.COM under certain circumstances; or

  •
  the approval by the stockholders of the Company, FTDI or FTD.COM of a complete liquidation or dissolution of the Company, FTDI or FTD.COM.

        The agreement became effective upon Mr. Soenen's execution of a confidentiality and non-competition agreement described below.

        Van Cleave Employment Arrangement.    Pursuant to a letter agreement between the Company and William J. Van Cleave dated as of June 28, 2002, the Company assumed the employment agreement between FTD.COM and Mr. Van Cleave dated as of May 17, 2000, as amended. Pursuant to this employment agreement, Mr. Van Cleave has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company through May 17, 2003 at a minimum base salary of $150,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board. The agreement also provides that Mr. Van Cleave is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Mr. Van Cleave for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Mr. Van Cleave. In addition, Mr. Van Cleave's employment agreement provides that if the Company terminates Mr. Van Cleave's employment without cause, Mr. Van Cleave is entitled to receive certain termination benefits, which include, among other things, the continuation of his most recent base salary for one year from the effective date of any such termination, subject to his obligation to mitigate, and any pro rata bonus to which Mr. Van Cleave may be entitled pursuant to the agreement. The agreement became effective upon Mr. Van Cleave's execution of the confidentiality and non-competition agreement described below.

        Hofferberth Employment Arrangement.    Pursuant to a letter agreement between the Company and Ann M. Hofferberth dated as of June 28, 2002, the Company assumed the employment agreement between FTD.COM and Ms. Hofferberth dated as of January 8, 2001. Pursuant to this employment agreement, Ms. Hofferberth has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company through January 8, 2003 at a minimum base salary of $200,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board. The agreement also provides that

Ms. Hofferberth is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Ms. Hofferberth for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Ms. Hofferberth. In addition, Ms. Hofferberth's employment agreement provides that if the Company terminates Ms. Hofferberth's employment without cause, Ms. Hofferberth is entitled to receive certain termination benefits, which include, among other things, the continuation of her most recent base salary for one year from the effective date of any such termination, subject to her obligation to mitigate, and any pro rata bonus to which Ms. Hofferberth may be entitled pursuant to the agreement. The agreement became effective upon Ms. Hofferberth's execution of the confidentiality and non-competition agreement described below.

        Wolfe Employment Arrangement.    Pursuant to a letter agreement between the Company and Carrie A. Wolfe dated as of June 28, 2002, the Company assumed the employment agreement between FTD.COM and Ms. Wolfe dated as of June 14, 2001. Pursuant to this employment agreement, Ms. Wolfe has agreed to serve as an officer of the Company or in a substantially similar position with any entity that acquires the Company through June 14, 2003 at a minimum base salary of $140,000 per year or such greater amount as determined by the Board of Directors plus a performance bonus as set by the Board. The agreement also provides that Ms. Wolfe is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by Ms. Wolfe for or on behalf of the Company and additional employment-related benefits that are made available from time to time to the Company's employees who are at comparable levels to Ms. Wolfe. In addition, Ms. Wolfe's employment agreement provides that if the Company terminates Ms. Wolfe's employment without cause, Ms. Wolfe is entitled to receive certain termination benefits, which include, among other things, the continuation of her most recent base salary for one year from the effective date of any such termination, subject to her obligation to mitigate, and any pro rata bonus to which Ms. Wolfe may be entitled pursuant to the agreement. The agreement became effective upon Ms. Wolfe's execution of the confidentiality and non-competition agreement described below.

        Under the terms of a confidentiality and non-competition agreement between the Company and each of Messrs. Soenen, Van Cleave and Ms. Hofferberth and Ms. Wolfe (the "Officers"), each of the Officers has agreed not to engage in any business activity if such activity constitutes the sale or provision of floral products or services that are similar to, or competitive with, floral products or services then being sold or provided by the Company or any of its subsidiaries or affiliated companies, while such Officer is employed by the Company and for a period of one year thereafter. In addition, under the agreement, each Officer has agreed to certain provisions regarding the non-disclosure of confidential information and non-solicitation of employees of the Company.

Employee Loans

        FTD.COM has loaned $116,075 to Mr. Van Cleave pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "2001 Van Cleave Note") with accrued interest and principal due and payable at maturity. The 2001 Van Cleave Note bears interest at 6.5% per annum beginning May 17, 2001. All indebtedness evidenced by the 2001 Van Cleave Note is secured by 41,667 shares of Class A Common Stock owned by Mr. Van Cleave. The proceeds of the loan were used by Mr. Van Cleave to pay the withholding taxes on the vested portion of his restricted stock. At June 30, 2002, $124,668 in principal and interest was outstanding under the 2001 Van Cleave Note.

        FTD.COM has loaned $25,222 to Ms. Wolfe pursuant to a four-year, interest-bearing note dated May 17, 2001 (the "May 2001 Wolfe Note") with accrued interest and principal due and payable at maturity. The May 2001 Wolfe Note bears interest at 6.5% per annum beginning May 17, 2001. All indebtedness evidenced by the May 2001 Wolfe Note is secured by 8,334 shares of Class A

Common Stock owned by Ms. Wolfe. The proceeds of the loan were used by Ms. Wolfe to pay the withholding taxes on the vested portion of her restricted stock. At June 30, 2002, $27,089 in principal and interest was outstanding under the May 2001 Wolfe Note. The May 2001 Wolfe Note was paid in full in August 2002.

        FTD.COM has also loaned $23,000 to Ms. Wolfe pursuant to a four-year, interest-bearing note dated June 11, 2001 (the "June 2001 Wolfe Note") with accrued interest and principal due and payable at maturity. The June 2001 Wolfe Note bears interest at 6.5% per annum beginning June 11, 2001. All indebtedness evidenced by the June 2001 Wolfe Note is secured by 8,334 shares of Class A Common Stock owned by Ms. Wolfe. The proceeds of the loan were used by Ms. Wolfe to pay the withholding taxes on the vested portion of her restricted stock. At June 30, 2002, $24,599 in principal and interest was outstanding under the June 2001 Wolfe Note. The June 2001 Wolfe Note was paid in full in August 2002.

        In accordance with the recently-enacted Sarbanes-Oxley Act of 2002, the Company, FTDI and FTD.COM in the future will not be permitted to enter into these forms of transactions with its executive officers or directors.

Other Arrangements

        Management Incentive Plan.    Ms. Hofferberth, Ms. Wolfe and Messrs. Norton, Soenen and Van Cleave, along with other executive officers and key employees of the Company, are participants in the Management Incentive Plan (the "MIP"). The MIP covers approximately 36 key employees of the Company and FTDI and provides bonuses ranging from 15% to 100% of the employees' base salary in the event that (1) the Company achieves one or more targets based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") and sales and (2) the individual achieves specified goals. Mr. Norton received bonuses of $376,810 and $436,540 in fiscal years 2000, and 2001, respectively, but did not receive a bonus in fiscal year 2002 pursuant to the MIP. Mr. Soenen received bonuses of $54,509, $218,750 and $186,780 in fiscal years 2000, 2001 and 2002, respectively, pursuant to the MIP. Mr. Van Cleave received bonuses of $63,701, $83,125 and $99,520 in fiscal years 2000, 2001 and 2002, respectively, pursuant to the MIP. Ms. Wolfe received bonuses of $10,000, $33,000 and $72,310 in fiscal years 2000, 2001 and 2002, respectively, pursuant to the MIP. Ms. Hofferberth received bonuses of $45,000 and $101,920 in fiscal years 2001 and 2002, respectively, pursuant to the MIP. Mr. Piccirillo, the former Executive Vice President and Chief Administrative Officer of the Company, received bonuses of $97,000 and $171,200 in fiscal years 2000 and 2001, respectively, pursuant to the MIP. Mr. Johnson, the former Executive Vice President of Mercury Technology of FTDI, received bonuses of $22,430 and $52,800 in fiscal years 2000 and 2001, respectively, pursuant to the MIP.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Christopher J.D. Ainsley, Habib Y. Gorgi and Stephen G. Kasnet. With the exception of Mr. Norton, who serves on the Board of Directors of FTDI, no executive officer of the Company serves, or served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee. The Company is a party to various agreements with FTDI, and certain parties have rights to designate members of the Board of Directors. See "Relationships Between the Company, FTDI and FTD.COM and Certain Beneficial Holders" for a description of these agreements.

Compensation Committee Report on Executive Compensation

        The Compensation Committee currently consists of Christopher J.D. Ainsley, Habib Y. Gorgi and Stephen G. Kasnet. During fiscal year 2002, the Compensation Committee consisted of Habib Y. Gorgi, Randall Borkenstein, Richard C. Perry and William J. Vernon. Decisions made during fiscal year 2002 by the Compensation Committee were made by such persons. The Company's executive compensation is intended to attract high-caliber executives at the Company and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary component of compensation is base salary; however, approximately 36 key employees of the Company and FTDI are covered by the MIP, which provides bonuses in the event that (1) the Company achieves one or more targets based on the Company's EBITDA and sales and (2) the individual achieves specified goals. Pursuant to the 1994 Equity Incentive Plan the and 2002 Equity Incentive Plan, the Company also awards stock options to its officers and other employees and the directors, officers and other employees of its subsidiaries and persons who engage in services for the Company and its subsidiaries. Such awards are designed to provide incentives to participating directors, officers and key employees that are linked directly to increases in stockholder value and to align the interests of such persons with those of all stockholders of the Company. The Compensation Committee believes that the Company's executive compensation arrangements are reasonable in light of the Company's needs, competitive compensation levels, the Company's retention goals and management motivation. In determining salary and other compensation levels for executive officers, primary consideration is given to each executive officer's level of responsibility and performance.

        At the beginning of the Company's fiscal year, the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Company's President and Chief Executive Officer. This review forms the basis for adopting or modifying the corporate annual EBITDA and sales plan goals recommended by the Company's President and Chief Executive Officer. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other matters, marketplace pay levels and practices, as well as the Company's need to continue to attract, retain and motivate employees. The Company's President and Chief Executive Officer reviews this compensation structure with the Compensation Committee and asks it to ratify base salary amounts and bonuses for officer-level employees, including the Company's executive officers.

        At the end of each fiscal year, the Compensation Committee, in consultation with the Company's President and Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. No particular weight is assigned by the Compensation Committee to any particular factor. Based on this assessment, the Board reviews and considers a fiscal year-end compensation structure that is proposed by the President and Chief Executive Officer.

        Base Salary.    Base salaries are determined in the context of an individual's responsibilities and competitive benchmarking. Base salaries are reviewed annually as of the Company's fiscal year-end date and adjusted on the basis of individual performance and competitive considerations. In making base salary adjustments, the Compensation Committee considers an individual's performance, especially the effective discharge of assigned responsibilities and the leadership and motivation provided to subordinates.

        In making salary decisions for fiscal year 2002, the Compensation Committee considered the effects of inflation and certain subjective criteria, including competitive market conditions for executive compensation and the Compensation Committee's evaluation of each executive officer's performance of his duties since the officer's last evaluation.

        Performance Bonus Compensation.    For fiscal year 2002, an aggregate of $460,530 in performance bonuses were paid to executive officers.

        Stock-Based Compensation.    The Compensation Committee seeks to ensure that the executive officers of the Company focus attention on long-term objectives, including maximization of value for stockholders. The Compensation Committee believes that stock options and restricted stock awards are an appropriate compensation tool to motivate and reward executive officers for long-term performance. Restricted shares are generally awarded or stock options granted to each executive officer as incentive compensation.

        Chief Executive Officer Compensation.    The Company is obligated to pay Mr. Norton, Chairman of the Board, Chief Executive Officer and President of the Company and Chief Executive Officer and President of FTDI, a minimum base salary of $550,000 per year pursuant to his employment agreement, which is described in detail under the caption "Employment Agreements - Norton Employment Arrangement."

        Limitations on Deductibility.    In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Compensation Committee and approved by the Company's stockholders. It is the Compensation Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Company believes that, based upon current compensation levels, compensation paid during the fiscal year ended June 30, 2002 should be fully deductible with the exception of $728,463 and $856,958 related to compensation in excess of $1 million for Messrs. Norton and Soenen, respectively. The total compensation expense for the year ending June 30, 2002 for Messrs. Norton and Soenen included $1,180,002 and $1,418,335 related to restricted stock vesting, respectively.

        Submitted by:

  Stephen G. Kasnet, Compensation Committee Chairman
  Habib Y. Gorgi, Compensation Committee Member

Performance Graph

        The following graph compares the percentage change in the cumulative return of the Class A Common Stock with that of the Standard & Poor's MidCap 400 Stock Index, the Index for the Standard Industrial Classification Code, Business Services, the Nasdaq Stock Market (U.S.) Index and a peer group of companies. The Standard & Poor's MidCap 400 Stock Index and the Index for the Standard Industrial Classification Code were used by the Company in the fiscal year ended June 30, 2001. As a result of the 2002 Merger, the Company believes that these indices are no longer sufficiently similar to the Company to provide a meaningful comparison and has therefore selected to compare the percentage change in the cumulative return on the Class A Common Stock with that of the Nasdaq Stock Market (U.S.) Index and the peer group, which consists of 1-800-FLOWERS.COM, Inc., Barnes & Noble.com and 1-800 CONTACTS, Inc. (the "Peer Group"). With regard to any company in the Peer Group that became a public company after June 30, 1997, such company's cumulative total return is factored into the following graph as of the date such company's common stock began trading in the public market. Prior to June 28, 2002, no established public trading market existed for the Class A Common Stock. The values of the Class A Common Stock prior to June 28, 2002 were based on assumed stock prices of $7.75, $10.50, $10.50, $16.00 and $16.00 per share at June 30, 1997, 1998, 1999, 2000 and 2001, respectively. The foregoing prices were used by the Company for purposes of granting stock options to employees. There can be no assurance that such prices per share represent the actual fair market value of the Class A Common Stock. The graph assumes a $100.00 investment at June 30, 1997 and the reinvestment of dividends.

	Cumulative Total Return
	6/30/97	6/30/98	6/30/99	6/30/00	6/30/01	6/28/02	6/30/02
FTD, INC.	100.00	135.48	135.48	206.45	206.45	166.06	166.02
NASDAQ STOCK MARKET (U.S.)	100.00	131.62	189.31	279.93	151.75	103.32	103.32
STANDARD & POOR'S MIDCAP 400 STOCK INDEX	100.00	127.15	149.00	174.29	189.76	168.26	168.26
SIC CODE INDEX	100.00	126.30	180.55	175.38	162.44	97.83	97.83
PEER GROUP	100.00	100.00	122.95	99.29	118.43	77.61	77.61

RELATIONSHIPS BETWEEN THE COMPANY,
FTDI AND FTD.COM AND CERTAIN BENEFICIAL HOLDERS

2002 Merger

        On June 28, 2002, the Company completed the 2002 Merger. Upon consummation of the 2002 Merger, the Company changed its corporate name to "FTD, Inc." from IOS Brands Corporation. Under the terms of the 2002 Merger Agreement, each outstanding share of FTD.COM common stock was converted into the right to receive 0.26 shares of Class A Common Stock.

Agreements Related to the 2002 Merger

        The following is a summary description of material terms of certain agreements that were entered into by and among the Company and parties related to each of Perry Acquisition Partners, the Bain Funds and the Fleet Funds (the "Principal Stockholders").

        Registration Agreement.    At the closing of the 2002 Merger, the Company, the Principal Stockholders and Randolph Street Partners entered into a new registration agreement (the "Registration Agreement"). Under the Registration Agreement, the holders of:

  •
  a majority of the registrable securities owned by Perry Acquisition Partners or any of its permitted transferees and

  •
  a majority of the registrable securities owned by the other investors, which consist of the Bain Funds, the Fleet Funds and Randolph Street Partners, and each of their permitted transferees each have the right at any time on or after the first anniversary of the effective date of the 2002 Merger, subject to customary conditions, to require the Company to register any or all of their shares of Common Stock under the Securities Act of 1933 (the "Securities Act") on Form S-1, a "long-form registration," or on Form S-2 or Form S-3, a "short-form registration." Registrable securities are any shares of the Class A Common Stock or Class B Convertible Common Stock plus any Common Stock issued or issuable with respect to such shares by way of a stock split, stock dividend, recapitalization, merger, consolidation or other reorganization. The holders of registrable securities owned by Perry Acquisition Partners shall be entitled to request two long-form registrations at the Company's expense, and the holders of all other registrable securities shall be entitled to request one long-form registration at the Company's expense; provided that, in each case, the aggregate offering value of the securities requested to be registered in any long-form registration equals at least $75 million. In addition, all holders of registrable securities shall be entitled to request an unlimited number of short-form registrations in which the Company pays all expenses; provided that the aggregate offering value of the securities requested to be registered in any short-form registration equals at least $75 million. The Company is not required, however, to effect any such long-form registration or short-form registration, collectively referred to as "demand registrations," within 365 days after the effective date of (1) a prior demand registration or (2) a registration of Common Stock in which the holders of registrable securities were given the right to participate, and may postpone the filing of such registration for up to 90 days if it believes that such a registration would reasonably be expected to have an adverse effect on any proposal or plan by it or any of its subsidiaries to engage in an acquisition, a merger or a similar transaction. The Company shall not include in any demand registration any securities which are held by persons not party to the Registration Agreement without the prior written consent of the holders of at least a majority of the registrable securities requesting such registration. Furthermore, the Company shall not grant to any other persons the right to request registration of any the Company's securities without the prior written consent of the holders of at least a majority of the registrable securities, provided that the Company may grant piggyback registration rights to other persons so long as such rights are subordinate to the piggyback registration rights of the holders of registrable securities.

        In addition, subject to certain conditions, whenever the Company proposes to register any of its securities under the Securities Act after June 28, 2003 (other than pursuant to a demand registration), all holders of registrable securities are entitled to request the inclusion of such securities in any registration statement at the Company's expense.

        Until the first anniversary of the effective date of the 2002 Merger, all parties to the Registration Agreement have agreed not to sell, transfer or otherwise distribute any registrable securities to any person other than its affiliates, another holder of registrable securities or the Company; provided that on or after the six month anniversary of the effective date of the merger, each holder may sell, transfer of distribute such securities pursuant to a public sale. Until the second anniversary of the effective date of the 2002 Merger, each of the Perry Funds, the Bain Funds and the Fleet Funds, respectively, agrees not to sell, transfer or otherwise distribute any of their respective registrable securities to any of their respective limited partners or other equity or interest holders which are not then affiliates of one or more of the respective Funds; provided, however, that the Perry Funds, the Bain Funds or the Fleet Funds may during the period beginning six months after the effective date of the merger and ending twelve months following the effective date of the 2002 Merger, distribute to any person up to 10% of the registrable securities held by these Funds; and provided, further, that the Perry Funds, the Bain Funds or the Fleet Funds may at any time between the first and second anniversaries of the effective date of the merger, distribute to any person up to 50% of any registrable securities held by these Funds as of the first anniversary of the effective date of the 2002 Merger. Furthermore, both the holders of registrable securities and the Company agree not to effect any public sales of the Company's equity securities for a period beginning 30 days prior to the effective date of any underwritten registration statement and continuing for a period of 90 days thereafter, other than registrable securities included in such registration statement.

        In connection with all registrations pursuant to the Registration Agreement, the Company has agreed to indemnify all holders of registrable securities against liabilities caused by any untrue or alleged untrue statement of material fact set forth in the registration statement, prospectus, preliminary prospectus or any amendment thereto or any omission of material fact required to be stated therein or necessary to make statements therein not misleading.

        Governance Agreement.    At the closing of the 2002 Merger, the Company, the Principal Stockholders and Randolph Street Partners (collectively the "Investors") entered into a governance agreement (the "Governance Agreement"). Under the terms of the Governance Agreement, the Investors agree to vote their shares of Common Stock and take all actions within their control to cause the Board of Directors to be comprised of nine members. In return, the Agreement provides that so long as each of the Investors or any of their affiliates own in the aggregate at least 10% of the outstanding Common Stock, the Investors shall have the right to designate certain nominees to stand for election to the Board of Directors. The Perry Funds will have the right to designate four individuals, each of which is referred to as a "Perry Nominee," to serve as members of the Board; provided, however, if at any time the Perry Funds own less than 20% of the outstanding Common Stock, they shall be entitled to designate only two Perry Nominees and if at any time the Perry Funds hold less than 30% of the shares they owned as of the date of the Governance Agreement, they will no longer be entitled to designate any Perry Nominees. In addition, the Bain Funds will have the right to designate two individuals, each of which is referred to as a "Bain Nominee," to serve on the Board of Directors. If, however, the Bain Funds, the Fleet Funds and Randolph Street Partners own in the aggregate less than 10% of the outstanding Common Stock, the Bain Funds shall be able to designate only one Bain Nominee. If the Bain Funds, Fleet Funds and Randolph Street Partners collectively own less than 30% of the shares of the Common Stock they owned as of the date of the Governance Agreement, the right to designate a Bain Nominee shall cease and the number of Perry Nominees will increase to five if, at such time, the Perry Funds are entitled to designate at least three nominees. Moreover, if the number of shares of the Common Stock owned by Perry is less than or equal to the number of shares of the Common Stock collectively owned by the Bain Funds, the Fleet Funds and Randolph Street Partners, beginning at the next designation of a Perry Nominee, the Bain Funds will have the right to designate three Bain Nominees to serve on the Board and the Perry Funds shall be limited to three Perry Nominees. If any nominee is duly nominated by the Company but the Company's stockholders fail to elect such nominee, the Company will be required to invite that nominee to attend all meetings of the Board of Directors as a nonvoting observer. Furthermore, all committees of the Board of Directors shall include at least one Perry Nominee.

        The Company will agree to take all commercially reasonable actions and exercise its authority under applicable law to cause any slate of directors presented to the Company's stockholders for election to its Board of Directors to include the Perry and Bain Nominees. As such, the Company will include in any proxy solicitation materials such information regarding the nominees and recommendations of the Board of Directors as are appropriate. In addition, the Company will pay the reasonable out-of-pocket expenses incurred by each nominee in connection with attending meetings of the Board of Directors or its committees.

        Following the election of a nominee to the Board of Directors, such nominee may not be removed except for cause under applicable law. Upon removal for cause or the resignation, death or disability of a nominee serving as director of the Company, the Perry Funds or the Bain Funds, as the case may be, will have the right to designate a replacement, and the Company will duly nominate such replacement for election to the Board of Directors. If requested by the Perry Funds or the Bain Funds, the Company shall call and hold a special meeting of its stockholders for the purpose of voting on the replacement Perry Nominee.

        The Governance Agreement also provides that certain actions of the Board of Directors will require the affirmative vote of at least two Perry Nominees and one Bain Nominee. These actions, include, but are not limited to, amendments to the Company's Restated Certificate of Incorporation or By-laws, any recapitalization of the Company or incurrence of long-term debt by the Company, any merger, consolidation or sale of a material amount of assets of the Company, any material acquisitions by the Company and all registrations by the Company of any equities or debt securities pursuant to the Securities Act.

        The Company will agree to not amend, and will use its best efforts to prevent an amendment to, its By-laws if the amendment could adversely affect any of the rights granted to the Perry Funds, Bain Funds, the Fleet Funds or Randolph Street Partners pursuant to the Governance Agreement, without their prior written consent.

Income Taxes

        The Company is a common parent of an affiliated group of companies within the meaning of Section 1504(a) of the I.R.C., which includes FTD.COM. The I.R.C. requires that the Company own at least an 80% voting and economic ownership interest in FTD.COM to continue to include FTD.COM in its U.S. consolidated income tax returns.

        In accordance with the terms of the amended Tax Sharing Agreement among FTDI, the Company and FTD.COM, as long as FTD.COM remains a member of the Company's affiliated group:

  •
  FTD.COM will pay its proportionate share of the Company's tax liability computed as if FTD.COM were filing a separate return, and

  •
  the Company will refund any tax loss benefit attributable to FTD.COM if FTD.COM would have realized the benefit had FTD.COM filed its own federal income tax return.

Stockholders' Agreement

        Under the stockholders' agreement among Perry Acquisition Partners, the Bain Funds, the Fleet Funds and Randolph Street Partners (the "Stockholders' Agreement"), the parties agreed to various arrangements, including the right to designate directors, the right to approve extraordinary corporate transactions, transfer restrictions, rights of first refusal and registration rights. The Stockholders' Agreement was terminated upon consummation of the 2002 Merger. The Governance Agreement and the Registration Agreement define the rights and obligations of the Principal Stockholders with respect to many of these matters following the 2002 Merger. For more information, see "Agreements Related to the 2002 Merger."

Management Consulting Services Agreement

        Parties related to the Principal Stockholders have entered into an agreement for management consulting services with the Company pursuant to which they are required to provide financial and other corporate advisory services to Company management (the "Management Consulting Services Agreement"). Subject to certain limitations contained in the Amended and Restated Credit Agreement, dated as of September 27, 2002, by and among FTDI, the Company and Harris Trust and Savings Bank, for each fiscal year of FTDI, FTDI will pay dividends to the Company sufficient to allow it to pay the Principal Stockholders an annual fee of $2.0 million, plus reimbursement of reasonable out-of-pocket expenses. Subject to certain conditions, this annual fee will be shared by the Principal Stockholders thereto in proportion to their relative ownership interests in the Company. Pursuant to the Management Consulting Services Agreement, the Principal Stockholders received $2.0 million for the year ended June 30, 2002. The Management Consulting Services Agreement has a term running through July 1, 2005 and is renewable at the Company's option, upon mutual agreement of the other parties to the Management Consulting Services Agreement.

        Certain of the Company's directors will receive indirectly a portion of the annual fee as a result of their ownership interest in or other relationship with the entities providing services to FTDI. Mr. Pagliuca, a director of the Company who is designated by the Bain Funds, is a managing director of Bain Capital Partners, LLC. Mr. Gorgi, a director of the Company who is designated by the Fleet Funds, is the president of certain entities which own shares, directly or indirectly, through general partnership interests. Mr. Perry, a director of the Company designated by Perry Acquisition Partners, has an interest in Perry Investors. Assuming the relative ownership interests among the Principal Stockholders remain unchanged, parties related to each of Perry Acquisition Partners, the Bain Funds and the Fleet Funds will be entitled to 65.00%, 23.33% and 11.67%, respectively, of the fees to be paid by the Company under the Management Consulting Services Agreement. The portion of these fees each of these directors will receive, if any, is discretionary.

INDEPENDENT AUDITORS

        KMPG LLP served as the Company's independent auditors for the fiscal year ended June 30, 2002 and provided services to the Company with respect to that fiscal year that included, but were not limited to, consultations on various tax and accounting matters. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

        No principal independent auditor has been selected or is being recommended for election, approval or ratification at the Annual Meeting because the Board of Directors has not yet selected an independent certified public auditor for the fiscal year ending June 30, 2003. The Company's management and the Audit Committee of the Board of Directors are currently reviewing the qualifications of major national accounting firms to serve as the Company's independent public auditor for the fiscal year ending June 30, 2003.

Audit, Financial Information Systems Design and Implementation and All Other Fees

Audit fees, excluding audit related(1)	$442,574

Financial information systems design and implementation	$—

All other fees:
Audit related fees(2)	$494,754
Other non-audit services(3)	345,200

Total	$839,954

(1)
Audit fees consist of the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and the review of the interim financial statements included in the Company's Form 10-Q filings during that fiscal year.

(2)
Audit related fees consist of the assistance provided in connection with the Company's Form S-4 Registration Statement filed with the SEC in connection with the 2002 Merger.

(3)
Other non-audit fees consist of tax compliance and consultation services.

AUDIT REVIEW COMMITTEE REPORT

        The Board of Directors has adopted a written Audit Review Committee Charter (the "Charter"). In view of the adoption of the Sarbanes-Oxley Act of 2002 and changes being proposed by the National Association of Securities Dealers, Inc. ("NASD"), the Audit Committee intends promptly after the SEC issues regulations under the Act or approves the new NASD regulations, to review the text of the Charter and, if deemed appropriate, to recommend changes to the Charter to the Board of Directors. Christopher J.D. Ainsley, Habib Y. Gorgi and Stephen G. Kasnet are the current members of the Audit Review Committee, all of whom are independent as defined in Rule 4200(a)(14) of the NASD listing standards.

        The Audit Review Committee, which consisted of Messrs. Gorgi and Kasnet at the time, has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002. The Audit Review Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, Communications with Audit Committees).

        The Audit Review Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with KPMG LLP their independence. The Audit Review Committee has also considered whether provision of information technology services and other non-audit services to the Company by KPMG LLP is compatible with maintaining their independence.

        Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

        Submitted by:

  Habib Y. Gorgi, Audit Review Committee Chairman
  Stephen G. Kasnet, Audit Review Committee Member

OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because the Company did not receive by September 13, 2002 notice of any matter intended to be raised by a stockholder, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Deadline for Inclusion in Proxy.    Any stockholder proposal to be considered by the Company for inclusion in the proxy statement and form of proxy for the 2003 Annual Meeting, expected to be held in November 2003, must be received by the Secretary of the Company at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, no later than July 14, 2003.

        Deadline for Consideration.    Stockholder proposals not intended to be included in the proxy statement and form of proxy for the 2003 Annual Meeting as well as proposed stockholder nominations for the election of directors at the 2003 Annual Meeting must each comply with advance notice procedures set forth in the By-laws in order to be brought properly before the 2003 Annual Meeting. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting. With regard to the 2003 Annual Meeting, expected to be held in November 2003, the written notice must be received by the Secretary of the Company at the address above between August 13, 2003 and September 12, 2003, inclusive. If the Company does not receive such notice between such dates, the notice will be considered untimely. The Company's proxy for the 2003 Annual Meeting will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any such matter of which the Company does not receive notice by September 12, 2003.

        In addition to timing requirements, the advance notice provisions of the By-laws contain informational content requirements that also must be met. A copy of the By-laws may be obtained by writing to the Secretary of the Company at the address above.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 accompanies this proxy statement.

        STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                  By Order of the Board of Directors,

                  Jon R. Burney
                   Secretary
                  October 7, 2002

Proxy - FTD, Inc.

3113 Woodcreek Drive
Downers Grove, Illinois 60515

This proxy is solicited on behalf of the Board of Directors

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2002 Proxy Statement and hereby appoints Robert L. Norton and Carrie A. Wolfe, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of the Class A Common Stock, par value $0.01 per share, of FTD, Inc., a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on September 24, 2002 at the Annual Meeting of Stockholders of the Company to be held on November 12, 2002 at 10:00 a.m., local time, at the Company's corporate headquarters, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any postponement or adjournment thereof, as indicated in the 2002 Proxy Statement.

If this proxy is properly dated and executed, the shares represented hereby will be voted in the manner directed and in the absence of direction as to the manner of voting, will be voted FOR the election as directors of the slate of nominees to be voted upon by the holder of Class A Common Stock set forth above.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

(Continued and to be signed on the reverse side.)

Annual Meeting Proxy Card

1. Election of Directors:
The Board of Directors recommends a vote FOR the listed nominees.
Class I:	For	Withhold	Class II:	For	Withhold	Class III:	For	Withhold
01 - Habib Y. Gorgi	☐	☐	03 - Christopher J. D. Ainsley	☐	☐	05 - Robert L. Norton	☐	☐
02 - Stephen G. Pagliuca	☐	☐	04 - Stephen G. Kasnet	☐	☐	06 -Richard C. Perry	☐	☐
2.
As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as name(s) appears on the envelope herefor and return the signed proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

QuickLinks

FTD, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515 Notice of Annual Meeting of Stockholders To Be Held on November 12, 2002
FTD, Inc. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2002
GENERAL
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
RELATIONSHIPS BETWEEN THE COMPANY, FTDI AND FTD.COM AND CERTAIN BENEFICIAL HOLDERS
INDEPENDENT AUDITORS
AUDIT REVIEW COMMITTEE REPORT
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K